Exhibit 99.1

James D. Crapo, M.D. Named CEO of Incara

Research Triangle Park, N.C., June 9, 2004 – Incara Pharmaceuticals Corporation (OTC Bulletin Board:ICRA ) announced today that effective July 1, 2004, James D. Crapo, M.D. will become Chief Executive Officer. Dr. Crapo has had an extensive career as a leading research scientist, administrator, practicing physician and clinical investigator. Since 1996, he has been Chairman of the Department of Medicine and Executive Vice President of Academic Affairs at the National Jewish Medical and Research Center in Denver, Colorado. National Jewish is a top-rated private institution in immunology and allergic diseases and has been rated number one nationally in pulmonary medicine by U.S. News and World Report for the past 5 years. In addition to his administrative duties at National Jewish, Dr. Crapo’s responsibilities include clinical care of patients and scientific research.

Prior to his appointment at National Jewish in 1996, Dr. Crapo was on the faculty of Duke University Medical Center where he served for 17 years as the Chief of the Pulmonary and Critical Care Medicine Division. He is the author of more than 200 original scientific publications, numerous book chapters and seven textbooks. He also has previously been President of the American Thoracic Society and is currently serving as President of the Fleischner Society.

Dr. Crapo is one of the scientific co-founders of Incara’s catalytic antioxidant drug development program and has been the program’s chief scientific officer since its inception. He is one of the inventors on a majority of the program’s patents and is also serving as the Medical Director for Incara’s ALS clinical program.

“After years of preclinical research and development, Incara’s catalytic antioxidants are ready to be tested in clinical trials. They have been shown to be dramatically effective in a number of animal models of disease. The most important contribution I can make in the next period of my career is to help prove the effectiveness of these compounds in human clinical trials and ultimately provide new effective therapies that can control or limit human diseases,” stated Dr. Crapo. “I look forward to the opportunity.”

“The Board of Directors of Incara is pleased to have an individual with Dr. Crapo’s record of leadership and accomplishments join as Incara’s CEO,” stated David C. Cavalier, Chairman of Incara. “His years of scientific achievement and clinical practice, combined with his executive experience, make him well suited to lead Incara as it enters the clinical stage of development.”

Dr. Crapo will join Shayne C. Gad, Ph.D., who recently joined Incara as President and brings extensive drug development industry experience. Incara (www.incara.com) is developing a new class of small molecule catalytic antioxidants that destroy oxygen-derived free radicals, believed to be an important contributor to the pathogenesis of many diseases. The company has recently submitted an

Investigational New Drug application (IND) with the Food and Drug Administration to begin Phase 1 clinical trials of AEOL10150 for the treatment of patients with amyotrophic lateral sclerosis (also known as ALS or Lou Gehrig’s disease). Incara’s catalytic antioxidants have been shown to reduce damage to tissue in animal studies of neurological disorders such as ALS and stroke. They are also effective in the treatment of animal models of non-neurological diseases such as cancer radiation therapy and chronic obstructive pulmonary disease.

Dr. Crapo founded Incara’s antioxidant program with Irwin Fridovich, Ph.D., and both are recognized as world leaders in antioxidant research. Dr. Fridovich, James B. Duke Professor of Biochemistry, Emeritus, Duke University Medical Center, was a co-discoverer of superoxide dismutase, one of the body’s primary antioxidant enzymes. Dr. Crapo was the first scientist to extend Dr. Fridovich’s original discovery of superoxide dismutase to mammalian models of disease.

The statements in this press release that are not purely statements of historical fact are forward-looking statements, and actual results might differ materially from those anticipated. These statements and other statements made elsewhere by Incara or its representatives, which are identified or qualified by words such as “intends,” “likely,” “will,” “suggests,” “expects,” “might,” “may,” “believe,” “could,” “should,” “would,” “anticipates,” “plans,” or the negative of those terms or similar expressions, are based on a number of assumptions that are subject to risks and uncertainties. Important factors that could cause results to differ include risks associated with the uncertainties of clinical trials, scientific research and product development activities and the need to obtain funds for clinical trials and operations. These and other important risks are described in Incara’s reports on Form 10-K, Form 10-Q and Form 8-K and its registration statements filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Incara assumes no obligation to update the information in this release.